UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2012
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Power Integrations, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5245 Hellyer Avenue
San Jose, California 95138-1002
(Address of principal executive offices)

(408) 414-9200
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
The disclosure set forth under Item 2.03 is incorporated by reference here.
Item 1.02. Termination of a Material Definitive Agreement
On July 5, 2012, Power Integrations, Inc., in connection with its entering into of the Credit Agreement described in Item 2.03 below, terminated its Credit Agreement, dated as of February 22, 2011, by and between Power Integrations and Wells Fargo Bank, National Association. The terminated Credit Agreement had provided Power Integrations with the ability to borrow up to $65 million.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 5, 2012, Power Integrations, Inc., Union Bank, N.A. and Wells Fargo Bank, National Association entered into a Credit Agreement, dated as of July 5, 2012. The Credit Agreement provides Power Integrations with a $100 million revolving line of credit to use for general corporate purposes with a $20 million sublimit for the issuance of standby and trade letters of credit. The proceeds from the revolving line of credit shall be used to refinance all indebtedness outstanding under that certain Credit Agreement, dated as of February 22, 2011, by and between Power Integrations and Wells Fargo Bank, National Association, and otherwise for Power Integrations' general corporate purposes. Power Integrations' ability to borrow under the revolving line of credit is conditioned upon Power Integrations' compliance with specified covenants, including reporting and financial covenants. The Credit Agreement terminates on July 5, 2015; all advances under the revolving line of credit will become due on such date, or earlier in the event of a default. An event of default includes: the failure to pay any amounts owed under the Credit Agreement within seven days of the due date for such payment; failure to pay or perform any monetary obligation of Power Integrations in excess of $5.0 million; Power Integrations becomes insolvent or files for bankruptcy, or dissolves or liquidates; or a change of control of Power Integrations coupled with a removal or departure of Balu Balakrishnan as Chief Executive Officer.

In connection with the entering into of the Credit Agreement, as of July 5, 2012, Power Integrations existing letter of credit under the terminated facility with Wells Fargo, is deemed to have been issued pursuant to and subject to the terms and conditions of the Credit Agreement. As of July 5, 2012, no other amounts were outstanding under the terminated facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ SANDEEP NAYYAR
	Name:	Sandeep Nayyar
	Title:	Chief Financial Officer

 Dated:  July 6, 2012